EXHIBIT 5.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Pengrowth Energy Corporation

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
January 20, 2011